   As filed with the Securities and Exchange Commission on November 17, 1999

                                                  Registration No. 333 - _______

- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

         TENNESSEE                                           62-0803242
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-4444
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                      FIRST TENNESSEE NATIONAL CORPORATION
                         1997 EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                              HARRY A. JOHNSON, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-5624
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  With Copy to:

                             CLYDE A. BILLINGS, JR.
                         SENIOR VICE PRESIDENT & COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                                MEMPHIS, TN 38103
                                 (901) 523-5679

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
Title of Securities     Amount to be           Proposed Maximum          Proposed Maximum      Amount of
to be Registered        Registered             Offering Price per        Aggregate Offering    Registration Fee(1)
                                               Share(1)                  Price(1)
- -------------------------------------------------------------------------------------------------------------------
Common Stock and         7,000,000                $34.16                  $239,120,000            $66,475
Associated Rights
===================================================================================================================

(1) Calculated pursuant to Rule 457(h)(1), based on the average of the high and low prices reported on the New York Stock Exchange for Registrant's stock on November 11, 1999.

         On November 15, 1996, Registrant filed a registration statement on Form S-8 (File No. 333-16225), registering 4,200,000 shares (adjusted for stock splits) of its common stock, with a current par value of $0.625 per share, for sale under Registrant's 1997 Employee Stock Option Plan (as amended to date, the "Plan"). On January 4, 1999, Registrant field another registration statement on Form S-8 (File No. 333-70075), registering 6,000,000 additional shares of Registrant's common stock for sale under the Plan. Registrant is filing this registration statement to register 7,000,000 additional shares of Registrant's common stock for sale under the Plan, which was amended October 20, 1999 to increase by 7,000,000 shares the shares authorized for issuance.

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

         As permitted by Instruction E to Form S-8, the contents of Registrant's registration statement on Form S-8 (File No. 333-16225), which was filed November 15, 1996, covering shares for sale under the Plan, as updated below, are incorporated herein by reference. In addition to the foregoing, the following information is also included in this registration statement:

Item 5.           Interests of Named Experts and Counsel

         The validity of original issue shares of $0.625 par value Common Stock of First Tennessee National Corporation ("FTNC" or "the Registrant") to be issued pursuant to the Plan has been passed upon by Clyde A. Billings, Jr., Senior Vice President and Counsel of FTNC. Mr. Billings beneficially owns shares of FTNC common stock and holds options to purchase such shares in an amount deemed substantial by securities regulations. On November 1, 1999, the number of shares, including options, beneficially owned by Mr. Billings was approximately 49,100 shares.

Item 6.           Indemnification of Directors and Officers

         Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FTNC has adopted the provisions of the Tennessee statute pursuant to Article Six of its Bylaws. Also FTNC has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FTNC has adopted the provisions of the statute as Article 13 of its charter.

         The shareholders of FTNC have approved an amendment to Article Six of the Bylaws pursuant to which FTNC is required to indemnify each director and any officers designated by the Board of Directors, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the Board of Directors is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

Item 8.           Exhibits

         4(a) Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

         4(b) Bylaws of FTNC, as amended and restated, attached as Exhibit 3(b) to FTNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

      4(c) Shareholder Protection Rights Agreement, dated as of October 20, 1998, between FTNC and First Tennessee Bank National Association as Rights Agent, attached as Exhibit 1 to FTNC's registration statement of Form 8-A, filed 10-23-98 and incorporated herein by reference.

      5        Opinion of Clyde A. Billings, Jr. as to legality.

      23(a)    Consent of Arthur Andersen LLP.

      23(b)    Consent of Clyde A. Billings, Jr. (included in Exhibit 5 above).

      24       Powers of Attorney.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on November 17, 1999.

                         FIRST TENNESSEE NATIONAL CORPORATION

                         By: Elbert L. Thomas, Jr.
                            ----------------------------------------------------
                            Elbert L. Thomas, Jr.
                            Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                                       Date
- ---------                                   -----                                       ----
Ralph Horn*                        Chairman of the Board, President               November 17, 1999
- --------------------------         and Chief Executive Officer
Ralph Horn                         (principal executive officer)
                                   and a Director

Elbert L. Thomas, Jr.*             Executive Vice President                       November 17, 1999
- --------------------------         and Chief Financial Officer
Elbert L. Thomas, Jr.              (principal financial officer)


James F. Keen*                     Senior Vice President                          November 17, 1999
- --------------------------         and Corporate Controller (principal
James F. Keen                      accounting officer)

Robert C. Blattberg*                           Director                           November 17, 1999
- --------------------------
Robert C. Blattberg

Carlos H. Cantu*                               Director                           November 17, 1999
- --------------------------
Carlos H. Cantu

George E. Cates*                               Director                           November 17, 1999
- --------------------------
George E. Cates

J. Kenneth Glass*                              Director                           November 17, 1999
- --------------------------
J. Kenneth Glass

James A. Haslam, III*                          Director                           November 17, 1999
- -------------------------
James A. Haslam, III

John C. Kelley, Jr.*                           Director                           November 17, 1999
- -------------------------
John C. Kelley, Jr.

- -------------------------                      Director                           November   , 1999
R. Brad Martin

Joseph Orgill, III*                            Director                           November 17, 1999
- -------------------------
Joseph Orgill, III

Vicki R. Palmer*                               Director                           November 17, 1999
- -------------------------
Vicki R. Palmer

Michael D. Rose*                               Director                           November 17, 1999
- -------------------------
Michael D. Rose

William B. Sansom*                             Director                           November 17, 1999
- -------------------------
William B. Sansom



By:  Clyde A. Billings, Jr.                                                       November 17, 1999
     ----------------------
     Clyde A. Billings, Jr.
     *As Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Table No.
- -----------------
         4(a)     Restated Charter of FTNC, as amended attached as Exhibit 3(i)
                  to FTNC's Annual Report on Form 10-K for the year ended
                  December 31, 1997 and incorporated herein by reference.

         4(b)     Bylaws of FTNC, as amended and restated, attached as Exhibit
                  3(b) to FTNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.


         4(c)     Shareholder Protection Rights Agreement, dated as of October
                  20, 1998, between FTNC and First Tennessee Bank National
                  Association as Rights Agent, attached as Exhibit 1 to FTNC's registration statement on Form 8-A, filed 10-23-98 and incorporated herein by reference.

         5        Opinion of Clyde A. Billings, Jr. as to legality.

         23(a)    Consent of Arthur Andersen LLP.

         23(b)    Consent of Clyde A. Billings, Jr. (included in opinion filed as Exhibit 5).

         24       Powers of Attorney.